ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LEGG MASON GLOBAL TRUST, INC.


         FIRST:  The Board of Directors  ("Board")  of Legg Mason Global  Trust,

Inc.,  a Maryland  Corporation  ("Corporation")  organized on December 31, 1992,

has,  by action on May 13,  1994,  designated  one hundred  twenty-five  million

(125,000,000)  shares of capital  stock of the series known as Legg Mason Global

Government Trust,  including all of those outstanding at the time these Articles

Supplementary  become effective,  as Legg Mason Global Government Trust, Class A shares. The Board has reclassified an additional one hundred twenty-five million

(125,000,000)  shares of capital  stock of the series known as Legg Mason Global

Government Trust as Legg Mason Global Government Trust, Class Y shares.

         The par value of the shares of capital stock of the Corporation remains

one  tenth  of  one  cent  ($0.001)  per  share.   Before  the  designation  and

reclassification  described  herein,  the  aggregate  par  value  of  all of the authorized shares was one million dollars and so remains.

         The Class A and Class Y shares shall  represent  investment in the same pool of  assets  and  shall  have the same  preferences,  conversions  and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in the Corporation's

Articles of Incorporation and as set forth below:

         (1) The net  asset  values  of  Class A and  Class Y  shares  shall  be calculated separately. In calculating the net asset values,

              (a) Each class shall be charged with the transfer  agency fees and

              Rule  12b-1  fees  (or   equivalent   fees  by  any  other   name)

              attributable to that class,  and not with the transfer agency fees and  Rule  12b-1  fees  (or  equivalent  fees by any  other  name)

              attributable to any other class;

              (b) Each  class  shall  be  charged  separately  with  such  other expenses as may be permitted by SEC rule or order and as the board of directors shall deem appropriate;

              (c) All other fees and expenses  shall be charged to both classes,

              in the proportion  that the net asset value of that class bears to the net asset  value of the Legg Mason  Global  Government  Trust,

              except as the  Securities  and Exchange  Commission  may otherwise require;

         (2) Dividends and other  distributions  shall be paid on Class A shares and Class Y shares at the same time.  The amounts of all  dividends and other distributions  shall be calculated  separately for Class A shares and Class Y shares.  In calculating the amount of any dividend or other distribution,

              (a) Each class shall be charged with the transfer  agency fees and

              Rule 12b-1 (or equivalent fees by any other name)  attributable to that class and not with  transfer  agency fees and Rule 12b-1 fees

              (or equivalent  fees by any other name)  attributable to any other class;

              (b) Each  class  shall  be  charged  separately  with  such  other expenses as may be permitted by SEC rule or order and as the board of directors shall deem appropriate;

              (c) All other fees and expenses  shall be charged to both classes,

              in the proportion  that the net asset value of that class bears to the net asset  value of the Legg Mason  Global  Government  Trust,

              except as the  Securities  and Exchange  Commission  may otherwise require;

         (3) Each class shall vote separately on matters pertaining only to that class, as the directors shall form time to time determine. On all other matters,  all classes shall vote together and very share  regardless of class shall have an equal vote with every other share.


         SECOND:  The  Corporation  is registered  with the U.S.  Securities and

Exchange  Commission  as an open-end  investment  company  under the  Investment

Company Act of 1940.

         THIRD: The total number of shares of capital stock that the Corporation has authority to issue remains unchanged.


         FOURTH: The reclassification described herein was effected by the Board of Directors of the Corporation  pursuant to power contained in Sections 6.1 and

6.2 of the Corporation's Articles of Incorporation.


         IN WITNESS  WHEREOF,  the  undersigned  President  of Legg Mason Global

Trust,  Inc.  hereby  executes  these  Articles  Supplementary  on behalf of the

Corporation,  and hereby acknowledges these Articles Supplementary to be the act of the  Corporation  and further states under the penalties for perjury that, to the best of his  knowledge,  information  and belief,  the matters and facts set forth herein are true in all material respects.


Date:    July 29, 1994                      /s/ Edward A. Taber III
                                            -----------------------------
                                            Edward A. Taber, III
                                            President

Attest: /s/ Blanche B. Roche
        -------------------------
               Secretary

Baltimore, MD (ss)

Subscribed and sworn to before me this___day of _________, 1994.


/s/ illegible
---------------------------------
Notary Public


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